SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.   20549


                               FORM 8-K

                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  April 2, 1997


                       MetroVision of North America, Inc
        (Exact name of registrant as specified in its charter)


          New York                  0-19685            16-1276525
(State or other jurisdiction       (Commission    (I.R.S. Employer
     of incorporation)             File Number)   Identification No.)


    75 South Church Street
       Pittsfield, MA                                    01201
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (413) 448-2111



                 424 Madison Avenue New York, NY 10017
                    Former name or former address,
                     if changed since last report

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Item 1.   Changes in Control of Registrant;
Item 2.   Acquisition or Disposition of Assets.

          On April 1, 1997, MetroVision of North America, Inc. ("MetroVision" or the "Company") consummated a merger (the "Merger") as a result of which York Hannover Pharmaceuticals, Inc., a Florida corporation, merged with and into the Company, with the Company as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of May 10, 1996 among the Company and York Hannover Pharmaceuticals, Inc. (the "Merger Agreement"). Pursuant to the Merger Agreement, among other things: (i) MetroVision changed its corporate name to York Hannover Health Care, Inc.(subject to receipt of all nessasary regulatory consents which are still pending); and (ii) each share of York Hannover Pharmaceuticals, Inc. Common Stock outstanding on April 1, 1997 was converted into 4,000 shares of the Company's Common Stock, or an aggregate of 4,000,000 shares of Common Stock, constituting approximately 71.8% of the shares of Common Stock outstanding giving effect to the Merger.

          The Merger was consummated upon receipt of approval of the Merger Agreement and the Merger by the Company's shareholders at a Special Meeting of Shareholders held on April 1, 1997. At the Special Meeting, the Company's shareholders also elected Thomas M. Clarke, Lawrence B. Cummings, Robert F. Hussey, Courtlandt G. Miller and Peter Doelger directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Messrs. Clarke and Cummings, who also have been appointed as Chairman and Chief Executive Officer, respectively, of the Company, are principal stockholders of Stockbridge Investment Partners, Inc. ("Stockbridge"), the sole stockholder of York Hannover Pharmaceuticals, which became the majority stockholder of the Company as a result of the Merger. Robert F. Hussey is the former Chairman of the Board, President and Chief Executive Officer of the Company.

          In addition to the shares of Common Stock issued to Stockbridge in the Merger, each of Messrs. Clarke and Cummings were issued warrants to purchase 750,000 shares of the Company's Common Stock, exercisable in three cumulative equal annual installments, at exercise prices ranging from $1.0563 to $1.5844 per share. If all of such warrants were exercised (and assuming no other increases in the Company's capital stock), Messrs. Clarke and Cummings would beneficially own, directly and through Stockbridge, approximately 78.7% of the outstanding Common Stock.
Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

               Reference is made to the historical financial statements of York Hannover Pharmaceuticals, Inc.


                        appearing on pages F-22 through F-35 of the Company's definitive Proxy Statement/Prospectus dated February 13, 1997 for its Special Meeting of Shareholders, which is incorporated by reference in response to this Item.

          (b) Pro Forma Financial Information

               Reference is made to the unaudited summary pro forma combined condensed consolidated financial information appearing on pages 19 through 22 of the Company's definitive Proxy Statement/Prospectus dated February 13, 1997 for its Special Meeting of Shareholders, which is incorporated by reference in response to this Item.



          (c)  Exhibits

          10.1 Agreement and Plan of Merger dated as of May 10,
               1996 among MetroVision of North America, Inc. and
               York Hannover Pharmaceuticals, Inc. (included as
               Annex "A" to Exhibit 99.1 filed herewith).

          99.1 The Company's definitive Proxy Statement/Prospectus dated February 13, 1997 for its Special Meeting of
               Shareholders.

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April  , 1997              YORK HANNOVER HEALTH CARE, INC.


                                   By:
                                      Name:  Lawrence B. Cummings
                                      Title: President

                          EXHIBIT INDEX

Exhibit
Number              Description of Document                    Page

10.1 Agreement and Plan of Merger dated as of May 10, 1996 among MetroVision of North America, Inc. and York Hannover Pharmaceuticals, Inc. (included as Annex "A" to Exhibit 99.1 filed herewith).

99.1                The Company's definitive Proxy
                    Statement/Prospectus dated February 13, 1997 for its Special Meeting of Shareholders.